EXHIBIT 21



               LIST OF SUBSIDIARIES OF EAST DELTA RESOURCES CORP.

Company Name                      Location and Jurisdiction
------------                      -------------------------

Amingo Resources Inc.             Canada incorporated under the Canada Business
                                  Act

Guizhou Amingo Resources Ltd      China.   Joint Venture Partnership (70% owned)